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                                                                    EXHIBIT 99.1

                                   TYCOM LTD.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TYCOM LTD. FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS OF TYCOM LTD.

         Proxy Card for use at the Special General Meeting (the "Meeting") of Shareholders of TyCom Ltd., a company organized under the laws of Bermuda ("TyCom"), to be held on December 12, 2001 at 11:30 a.m., Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

         The undersigned, being a holder of common shares of TyCom, hereby appoints as his/her proxy at the Meeting the Chairman of the Meeting and directs such proxy to vote (or abstain from voting) at the Meeting, and any adjournment, continuation or postponement thereof, as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein and authorizes the Chairman to vote in his discretion on such other business as may properly come before the Meeting or any adjournment, continuation or postponement thereof.

         Please indicate on the reverse of this card how your shares are to be voted. If this card is returned duly signed but without any indication as to how your shares are to be voted in respect of the resolution described on the reverse, you will be deemed to have directed the proxy to vote FOR the Proposal.

         In order to be effective, completed proxy cards should be received at one of the addresses and by the time (being local time) specified below:

         In Bermuda: TyCom Ltd., Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, by 8:00 a.m. on December 12, 2001;

         In the United States: TyCom Ltd., c/o Mellon Investor Services LLC, Midtown Station, P.O. Box 946, New York, New York 10138-0746, United States of America, by 8:00 a.m. on December 12, 2001.

                  (Continued and to be signed on reverse side)
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Please indicate with an "X" in the appropriate space how you wish your votes to be cast. IF NO INDICATION IS GIVEN, PROXIES HELD BY THE CHAIRMAN OF THE MEETING WILL BE VOTED IN FAVOR OF THE PROPOSAL.

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. Approval of the Agreement and Plan of Amalgamation, dated as of October 18, 2001, by and between TGN Holdings, Ltd., a Bermuda company and an indirect, wholly-owned subsidiary of Tyco International Ltd., a Bermuda company, and TyCom, a Bermuda company.

                           [_] FOR      [_] AGAINST    [_] ABSTAIN

Note:

1. In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2. In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3. Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature __________________  Signature/Title ________________   Date  ________

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